Form 540 Prescribed by:

Jon Husted
Ohio Secretary of State

Toll Free: (877) SOS-FILE (877-767-3453)
Central Ohio: (614) 466-3910

www.OhioSecretaryofState.gov
busserv@OhioSecretaryofState.gov

File online or for more information: www.OHBusinessCentral.com

Mail this form to one of the following:

Regular Filing (non expedite)
P.O. Box 1329
Columbus, OH 43216

Expedite Filing **(Two business day processing time. Requires an additional $100.00)**
P.O. Box 1390
Columbus, OH 43216

Certificate of Amendment
(For-Profit, Domestic Corporation)
Filing Fee: $50
Form Must Be Typed

Check appropriate box:

(●) Amendment to existing Articles of Incorporation (125-AMDS)

( ) Amended and Restated Articles (122-AMAP) - The following articles supersede the existing articles and all amendments thereto.

Complete the following information:

Name of Corporation: Cliffs Natural Resources Inc.

Charter Number: 649806

Check one box below and provide information as required:

( ) The articles are hereby amended by the **Incorporators**. Pursuant to Ohio Revised Code section 1701.70(A), incorporators may adopt an amendment to the articles by a writing signed by them if initial directors are not named in the articles or elected and before subscriptions to shares have been received.

( ) The articles are hereby amended by the **Directors.** Pursuant to Ohio Revised Code section 1701.70 (A), directors may adopt amendments if initial directors were named in articles or elected, but subscriptions to shares have not been received. Also, Ohio Revised Code section 1701.70(B) sets forth additional cases in which directors may adopt an amendment to the articles.

The resolution was adopted pursuant to Ohio Revised Code section 1701.70(B) (In this space insert the number 1 through 10 to provide basis for adoption.)

(●) The articles are hereby amended by the **Shareholders** pursuant to Ohio Revised Code section 1701.71.

( ) The articles are hereby amended and restated pursuant to Ohio Revised Code section 1701.72.

A copy of the resolution of amendment is attached to this document.

Note: If amended articles were adopted, they must set forth all provisions required in original articles except that articles amended by directors or shareholders need not contain any statement with respect to initial stated capital. See Ohio Revised Code section 1701.04 for required provisions.

Required

Must be signed by all incorporators, if amended by incorporators, or an authorized officer if amended by directors or shareholders, pursuant to Ohio Revised Code section 1701.73(B) and (C).

If authorized representative is an individual, then they must sign in the "signature" box and print their name in the "Print Name" box.

If authorized representative is a business entity, not an individual, then please print the business name in the "signature" box, an authorized representative of the business entity must sign in the "By" box and print their name in the "Print Name" box.

James D. Graham

Signature

By (if applicable)

James D. Graham, EVP, Chief Legal Officer & Secretary

Print Name

Signature

By (if applicable)

Print Name

ATTACHMENT TO

CERTIFICATE OF AMENDMENT BY SHAREHOLDERS

TO

THIRD AMENDED ARTICLES OF INCORPORATION

OF

CLIFFS NATURAL RESOURCES INC.

RESOLVED, that Article Fourth of the Corporation's Third Amended Articles of Incorporation is hereby deleted and amended and restated in its entirety as set forth below:

> "FOURTH: The maximum number of shares the Corporation is authorized to have outstanding is Six Hundred Seven Million (607,000,000) shares, consisting of the following:
>
> (a) Three Million (3,000,000) shares of Serial Preferred Stock, Class A, without par value ("Class A Preferred Stock");
>
> (b) Four Million (4,000,000) shares of Serial Preferred Stock, Class B, without par value ("Class B Preferred Stock"); and
>
> (c) Six Hundred Million (600,000,000) Common Shares, par value $0.125 per share ("Common Shares")."